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                                                                    EXHIBIT 99.8

                             CONSENT OF PERSON NAMED
                          AS ABOUT TO BECOME A DIRECTOR

      Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I, the undersigned, have agreed to serve as a member of the board of directors of GSC Holdings Corp. and grant it consent to use my name in its Registration Statement on Form S-4 (File No. 333-______), and all amendments, including post-effective amendments, to the Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended).

Dated May 23, 2005

                                                /s/ Edward A. Volkwein
                                                -----------------------
                                                  Edward A. Volkwein